Exhibit 99.4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

................................................................................................
In re:	)	Case No. 09-50455 (RBK)
)
SPECTRUM JUNGLE LABS CORPORATION,	)	Chapter 11
et al.,	)

Debtors.	)	Jointly Administered
)
................................................................................................

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION

OF SPECTRUM JUNGLE LABS CORPORATION, ET AL., DEBTORS

A HEARING HAVING BEEN COMMENCED BEFORE THE COURT on June 15, 2009, and continuing on June 16, June 22, June 23, June 24, and June 25, 2009 (the “Confirmation Hearing”), to consider confirmation of the Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated April 28, 2009 (the “Plan”),1 proposed by Spectrum Jungle Labs Corporation and its affiliates in the above-captioned jointly administered cases (the “Debtors” or the “Reorganized Debtors,” depending on the context);

[1]

Capitalized terms used herein without definition have the meanings provided for in the Plan. In addition, any term used in the Plan or this Order that is not defined in the Plan or this Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

IT FURTHER APPEARING TO THE COURT that the Disclosure Statement with Respect to Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated April 28, 2009 (the “Disclosure Statement”) has been previously approved by the Court, pursuant to the Order Approving Disclosure Statement with Respect to Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated April 15, 2009 (the “Disclosure Statement Order”);

IT FURTHER APPEARING TO THE COURT that solicitation and noticing procedures with respect to the Plan have been approved by the Court, pursuant to the Order Under 11 U.S.C. §§ 105, 1125 and 1126 (i) Determining Dates, Forms and Procedures Applicable to Plan Solicitation and Noticing Process; (ii) Approving Vote Tabulation Procedures; (iii) Establishing Objection Deadline and Scheduling Hearing to Consider Confirmation of Plan; and (iv) Granting Related Relief, dated April 17, 2009 (the “Solicitation Order”);

IT FURTHER APPEARING TO THE COURT that the Debtors have filed with the Court a Plan Supplement Pursuant to Section 5.15 of the Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated June 8, 2009 (the “Plan Supplement;” all references to the Plan Supplement shall include the “Plan Supplement Amendment” as hereinafter defined), submitting therein draft forms of certain documents necessary to implement the Plan, including a term sheet for the Exit Facility, the identities of the members of the New Board, and the forms of the New Spectrum Governing Documents, the Registration Rights Agreement (New Common Stock), the Amendment No. 1, the New Indenture, the Registration Rights Agreement (New Notes), and the New Equity Incentive Plan (collectively, the “Plan Documents;” all references to the Plan Documents shall include the revised Amendment No. 1 as hereinafter described; and all references to Amendment No. 1 shall mean the revised Amendment No.1 as hereinafter described);

IT FURTHER APPEARING TO THE COURT that the Debtors proposed certain modifications to the Plan as set forth in a First Modification to Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated June 8, 2009 (the “First Modification”);

IT FURTHER APPEARING TO THE COURT that the deadline for filing objections to the Plan has passed and that objections have been filed by the Senior Secured Agent on behalf of the holders of Term Facility Claims (the “Term Lenders”), the Equity Committee, landlord iStar CTL-Corporate Drive – Dixon LLC, noteholder Cascade Investment, L.L.C., and the United States Trustee;

IT FURTHER APPEARING TO THE COURT that (i) the deadline for casting ballots to accept or reject the Plan has passed; (ii) Logan & Company, Inc., acting as voting agent for the provisional balloting permitted for Class 2 Term Facility Claims pursuant to the Solicitation Order, has filed herein the Declaration of Kathleen M. Logan Certifying Voting on, and Tabulation of, Class 2 Ballots Provisionally Accepting and Rejecting the Debtors’ Joint Plan of Reorganization (the “Logan Declaration”); and (iii) that Financial Balloting Group, acting as voting agent for the Class 7 Noteholder Claims pursuant to the Solicitation Order, has filed herein the Declaration of Jane Sullivan of Financial Balloting Group LLC Certifying Voting on, and Tabulation of, Class 7 Ballots Accepting and Rejecting the Debtors’ Joint Plan of Reorganization (the “Sullivan Declaration”);

IT FURTHER APPEARING TO THE COURT that the Debtors have presented testimony, evidence and argument of counsel in support of confirmation of the Plan, and that additional testimony, evidence or argument of counsel has been presented by other parties in interest;

IT FURTHER APPEARING TO THE COURT that the Debtors, with the consent of the Negotiating Noteholders, have settled the objections filed by the Senior Secured Agent on behalf of the Term Lenders (the “Class 2 Settlement), and have evidenced such settlement by filing a Second Modification to Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated July 10, 2009 (the “Second Modification”) and an Amendment to Plan Supplement Pursuant to Section 5.15 of the Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated July 10, 2009, containing a revised Amendment No. 1 (the “Plan Supplement Amendment”); and

IT FURTHER APPEARING TO THE COURT, based upon the representations made by counsel to the Senior Secured Agent, that the Class 2 Settlement has been presented to and approved by the “Required Lenders” under the Term Facility Loan Documents;

NOW, THEREFORE, based upon the Court’s review of (a) the Disclosure Statement, (b) the Plan, (c) the First Modification, (d) the Second Modification, (e) the unresolved objections to confirmation of the Plan, (f) all of the evidence proffered or adduced at, filings in connection with, and arguments of counsel made at, the Confirmation Hearing, and (g) the entire record of the chapter 11 cases; and after due deliberation thereon and good cause appearing therefor, and for the reasons set forth on the record at the Confirmation Hearing,

IT IS HEREBY FOUND AND DETERMINED THAT:2

A. Jurisdiction; Venue; Core Proceeding. The Court has jurisdiction over the Debtors’ chapter 11 cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L) over which the Court has exclusive jurisdiction.

B. Judicial Notice. The Court takes judicial notice of the docket of the Debtors’ chapter 11 cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed with, all orders entered by, and all evidence and argument made, proffered or adduced at the hearings held before the Court during the pendency of the chapter 11 cases.

[2]

The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Fed. R. Bankr. P. 7052, made applicable to the proceeding by Fed. R. Bankr. P. 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

C. Transmittal and Mailing of Solicitation Materials and Notices. The solicitation materials and notices prescribed by the Solicitation Order were served in compliance with the Solicitation Order, and such service was adequate and sufficient. Supplemental notice of the Confirmation Hearing was provided by publication as required by the Solicitation Order. Adequate and sufficient notice of the Confirmation Hearing and the other deadlines and matters required to be noticed pursuant to the Solicitation Order was given in compliance with the Bankruptcy Rules and the Solicitation Order, and no other or further notice is or shall be required.

D. Adequacy of Solicitation Procedures. All procedures used to distribute the solicitation materials to the appropriate creditors entitled to vote on the Plan and to tabulate the ballots returned by creditors were fair and were conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order. Votes for acceptance or rejection of the Plan were solicited and cast in good faith, and only after transmittal of a disclosure statement containing adequate information, and otherwise in compliance with 11 U.S.C. §§ 1125 and 1126 and Fed. R. Bankr. P. 3017 and 3018.

E. Good Faith Solicitation — 11 U.S.C. § 1125(e). Based on the record before the Court in the chapter 11 cases, the Debtors, the Reorganized Debtors, their respective subsidiaries, the Debtors’ Professionals, the Negotiating Noteholders, any Noteholder solely in its capacity as a Noteholder that voted to accept the Plan, the DIP Agent, the DIP Facility Lenders, the Supplemental DIP Facility Participants, the Indenture Trustee, the Senior Secured Agent and any other past or present agent or issuer under the Term Facility Loan Documents solely in their respective capacities as such agents or issuers, the Term Lenders solely in their respective capacities as such lenders, and any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, have acted in good faith within the meaning of 11 U.S.C. §§ 1125(e) and 1129(a)(3), and in compliance with the applicable provisions of the

Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in 11 U.S.C. § 1125 (including letters of support in favor of the Plan), and are entitled to the protections afforded by 11 U.S.C. § 1125(e) and, to the extent applicable, the exculpation and injunctive provisions set forth in Section 10.11 of the Plan.

F. Impaired Class that has Voted to Accept or Reject the Plan. Class 7 is impaired and, as evidenced by the Sullivan Declaration, which certified both the method and results of the voting, has voted to accept the Plan pursuant to the requirements of 11 U.S.C. §§ 1124 and 1126. Thus, at least one impaired Class of Claims has voted to accept the Plan. Based upon the terms of the Class 2 Settlement, Class 2 will be treated as impaired. The Court defers to the Class 2 Settlement and makes no finding as to impairment. As evidenced by the Logan Declaration, which certified both the method and results of the voting, Class 2 has voted to reject the Plan, necessitating confirmation of the Plan under the “cramdown” standards of 11 U.S.C. §§ 1129(b).

G. Classes Deemed to have Accepted or Rejected the Plan. Classes 1, 3, 4, 5 and 6 are not impaired under the Plan and are deemed to have accepted the Plan pursuant to 11 U.S.C. § 1126(f). Classes 8 and 9 will receive no distribution under the Plan and are deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g).

H. Debtor Releases, Exculpations and Injunctions. Each of the release, exculpation and injunction provisions set forth in the Plan with respect to the Debtors, the Reorganized Debtors, their respective subsidiaries, the Debtors’ Professionals, the Negotiating Noteholders, any Noteholder solely in its capacity as a Noteholder that voted to accept the Plan, the DIP Agent, the DIP Facility Lenders, the Supplemental DIP Facility Participants, the Indenture Trustee, the Equity Committee, the Senior Secured Agent and any other past or present agent or issuer under the Term Facility Loan Documents solely in their respective capacities as such agents or issuers, the Term Lenders solely in their respective capacities as such lenders, and any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns: (a) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 11 U.S.C. § 1123(a)(5); (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Debtors, their Estates, and their Creditors, or in the case of the Equity Committee recognizes a limited grant of immunity by virtue of its statutory authority under the Bankruptcy Code; (e) is important to the overall objectives of the Plan to finally resolve all claims among or against the key parties in interest in the chapter 11 cases with respect to the Debtors; and (f) is consistent with 11 U.S.C. §§ 105, 1123 and 1129, and other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the chapter 11 cases is sufficient to support the release, exculpation, and injunction provisions contained in the Plan.

I. Exit Financing Under Plan. The Plan contemplates that the Debtors will obtain exit financing from third party lenders pursuant to the terms of loan documents, including revolving credit and letters of credit, as determined necessary to satisfy the DIP Facility Claims in full, support other payments required to be made under the Plan, pay transaction costs, and fund working capital and general corporate purposes of the Reorganized Debtors following the Effective Date. The Debtors have received a commitment for such financing (the “Exit Financing Commitment”) from General Electric Capital Corporation (the “Exit Lender”), and are continuing to negotiate the terms and provisions of a credit agreement and related documents consistent with the terms of the Exit Financing Commitment. The decision to accept the Exit Financing Commitment is the result of an extensive effort by the Debtors and their financial advisor to market the proposed financing to potential lenders. The evidence reflects that the Debtors, in consultation with their advisors, selected the Exit Financing Commitment as the most favorable exit financing option, in light of all of the circumstances. The Debtors’ entry into the loan documents consistent with the Exit Financing Commitment, the granting of security interests, liens and mortgages to the Exit Lender, and the payment of fees in connection therewith (including all fees payable to the Supplemental DIP Facility Participants as supplemental exit lenders) are in the best interest of the Debtors’ estates and creditors and are necessary to the consummation of the Plan. All documents necessary to implement the Exit Financing Commitment shall, upon execution, be valid, binding, and enforceable agreements.

J. Plan Compliance with Bankruptcy Code — 11 U.S.C. § 1129(a)(1). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying 11 U.S.C. § 1129(a)(1).

(i) Proper Classification — 11 U.S.C. §§ 1122, 1123(a)(1). Aside from Administrative Claims, DIP Facility Claims and Priority Tax Claims, which need not be classified, the Plan designates 9 Classes of Claims and Interests. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate among holders of Claims and Interests. Thus, the Plan satisfies 11 U.S.C. §§ 1122 and 1123(a)(1).

(ii) Specify Unimpaired Classes — 11 U.S.C. § 1123(a)(2). Sections 2.3, 3.2 and 4.3 of the Plan specify that Classes 1, 3, 4, 5 and 6 are unimpaired under the Plan, thereby satisfying 11 U.S.C. § 1123(a)(2).

(iii) Specify Treatment of Impaired Classes — 11 U.S.C. § 1123(a)(3). Sections 2.3, 2.4, 2.5, 4.1 and 4.3 of the Plan designate Class 2 as potentially impaired and Classes 7, 8 and 9 as impaired; and Sections 3.3 and 3.4 specify the treatment of Claims and Interests in those Classes, thereby satisfying 11 U.S.C. § 1123(a)(3).

(iv) No Discrimination — 11 U.S.C. § 1123(a)(4). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying 11 U.S.C. § 1123(a)(4).

(v) Implementation of Plan — 11 U.S.C. § 1123(a)(5). The Plan provides adequate and proper means for its implementation, thereby satisfying 11 U.S.C. § 1123(a)(5).

(vi) Non-Voting Equity Securities — 11 U.S.C. § 1123(a)(6). Section 5.2 of the Plan provides that the New Spectrum Governing Documents and the Reorganized Subsidiary Governing Documents shall be amended to provide for the inclusion of provisions prohibiting the issuance of nonvoting equity securities. Thus, the requirements of 11 U.S.C. § 1123(a)(6) are satisfied.

(vii) Selection of Officers and Directors — 11 U.S.C. § 1123(a)(7). In the Disclosure Statement and the Plan Supplement, the Debtors properly and adequately disclosed the identity and affiliations of all individuals proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtors (subject to replacement or removal in accordance with the terms of the New Spectrum Governing Documents or Reorganized Subsidiary Governing Documents), and the manner of selection and appointment of such individuals is consistent with the interests of holders of Claims and Interests and with public policy and, accordingly satisfies the requirements of 11 U.S.C. § 1123(a)(7).

(viii) Additional Plan Provisions — 11 U.S.C. § 1123(b). The Plan’s additional provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

K. Compliance with Fed. R. Bankr. P. 3016. The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a). The filing of the Disclosure Statement with the Court satisfies Fed. R. Bankr. P. 3016(b). Further, the Plan and Disclosure Statement describe in specific and conspicuous language all acts to be enjoined and identify the entities that are subject to the injunction, satisfying Fed. R. Bankr. P. 3016(c) to the extent applicable.

L. Compliance with Fed. R. Bankr. P. 3017. The Debtors have given notice of the Confirmation Hearing as required by Fed. R. Bankr. P. 3017(d) and the Solicitation Order. The solicitation materials prescribed by the Solicitation Order were transmitted to the creditors entitled to vote or provisionally allowed to vote on the Plan in accordance with Fed. R. Bankr. P. 3017(d) and, with respect to beneficial holders in Class 7, pursuant to Fed. R. Bankr. P. 3017(e).

M. Compliance with Fed. R. Bankr. P. 3018. The solicitation of votes to accept or reject the Plan satisfies Fed. R. Bankr. P. 3018. The Plan was transmitted to all creditors entitled to vote or provisionally allowed to vote on the Plan, sufficient time was prescribed for such creditors to accept or reject the Plan, and the solicitation materials used and solicitation procedures followed comply with 11 U.S.C. §§ 1125 and 1126, thereby satisfying the requirements of Fed. R. Bankr. P. 3018.

N. Debtors’ Compliance with Bankruptcy Code — 11 U.S.C. § 1129(a)(2). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying 11 U.S.C. § 1129(a)(2).

O. Plan Proposed in Good Faith — 11 U.S.C. § 1129(a)(3). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying 11 U.S.C. § 1129(a)(3). In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. The Debtors filed their chapter 11 cases and proposed the Plan with legitimate and honest purposes including, among other things, (i) reorganization of the Debtors’ businesses, (ii) preservation and maximization of the Debtors’ business enterprise values through a reorganization under Chapter 11, (iii) restructuring of the Debtors’ capital structure, (iv) maximization of the recovery to creditors entitled thereto under the circumstances of these cases, and (v) preserving jobs of the Debtors’ employees in connection with the Debtors’ continuing operations. Furthermore, the Plan reflects and is the result of arms-length negotiations among the Debtors and each of the Negotiating Noteholders, and the Senior Secured Agent with respect to the Class 2 Settlement, and is consistent with the best interests of the Debtors’ estates, creditors, and other stakeholders.

P. Payments for Services or Costs and Expenses — 11 U.S.C. § 1129(a)(4). All payments made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the chapter 11 cases, or in connection with the Plan and incident to the chapter 11 cases, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying 11 U.S.C. § 1129(a)(4).

Q. Directors, Officers and Insiders — 11 U.S.C. § 1129(a)(5). The Debtors have complied with 11 U.S.C. § 1129(a)(5). The identity and affiliations of the persons that will serve as initial directors or officers of the Reorganized Debtors as of the Effective Date of the Plan have been fully disclosed in the Disclosure Statement and the Plan Supplement. Spectrum’s current board of directors has approved the nomination, election and appointment of each of the persons that will serve as initial directors of Reorganized Spectrum. The election or appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy. The replacement or removal of the initial directors and officers of the Reorganized Debtors shall be subject to the terms of the New Spectrum Governing Documents and Reorganized Subsidiary Governing Documents. The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been fully disclosed, to the extent applicable and presently determinable.

R. No Rate Changes — 11 U.S.C. § 1129(a)(6). There is no regulatory commission having jurisdiction after confirmation of the Plan over the rates of the Debtors and no rate change provided for in the Plan requiring approval of any such commission. Therefore, 11 U.S.C. § 1129(a)(6) is not applicable.

S. Best Interests of Creditors — 11 U.S.C. § 1129(a)(7). The Plan satisfies 11 U.S.C. § 1129(a)(7). The liquidation analysis attached as Appendix C to the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

T. Deemed Acceptance or Rejection by Certain Classes — 11 U.S.C. § 1129(a)(8). Classes 1, 3, 4, 5 and 6 are Classes of unimpaired Claims and Interests that are conclusively presumed to have accepted the Plan under 11 U.S.C. § 1126(f). Pursuant to the Class 2 Settlement, Class 2 is being treated as impaired, and based upon the results of provisional balloting by holders of Term Facility Claims in Class 2, the Court finds Class 2 to have rejected the Plan. Classes 8 and 9 are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g). Although 11 U.S.C. § 1129(a)(8) has not been satisfied with respect to Classes 2, 8 and 9, the Plan is confirmable because the Plan satisfies 11 U.S.C. § 1129(b) with respect to those Classes of Claims and Interests, as set forth below.

U. Treatment of Administrative, Priority and Tax Claims — 11 U.S.C. § 1129(a)(9). The treatment of Administrative Claims, DIP Facility Claims, Priority Tax Claims and Other Priority Claims pursuant to Sections 3.1(a), 3.1(b), 3.1(c) and 3.2(a) of the Plan satisfies the requirements of 11 U.S.C. §§ 1129(a)(9)(A), (B) and (C). The treatment provided in Section 3.2(c) for tax claims that are Other Secured Claims satisfies the requirements of 11 U.S.C. § 1129(a)(9)(D).

V. Acceptance by Impaired Class — 11 U.S.C. § 1129(a)(10). Class 7 is an impaired Class of Claims that voted to accept the Plan in accordance with 11 U.S.C. § 1126(e) and, to the Debtors’ knowledge, does not contain insiders whose votes have been counted. Therefore, the requirement of 11 U.S.C. § 1129(a)(10) that at least one Class of Claims against the Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, has been satisfied.

W. Feasibility — 11 U.S.C. § 1129(a)(11). The projections set forth in Appendix B to the Disclosure Statement, as corrected and updated on the record, and other evidence proffered or adduced by the Debtors at the Confirmation Hearing with respect to feasibility are persuasive and credible, and establish that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors. The Court also notes that the objections to feasibility raised by the Senior Secured Agent have been resolved by the Class 2 Settlement and the terms of the revised Amendment No. 1. Accordingly, the Court finds that the Debtors have satisfied the requirements of 11 U.S.C. § 1129(a)(11).

X. Payment of Fees — 11 U.S.C. § 1129(a)(12). All fees payable under 28 U.S.C. § 1930 on or before the Effective Date, as determined by the Court, have been paid or will be paid on the Effective Date pursuant to Section 12.3 of the Plan, thus satisfying the requirements of 11 U.S.C. § 1129(a)(12).

Y. Continuation of Retiree Benefits — 11 U.S.C. § 1129(a)(13). Any retiree benefits within the meaning of 11 U.S.C. § 1114 will be treated as executory contracts and assumed pursuant to Section 6.4(a) of the Plan. Thus, the requirements of 11 U.S.C. § 1129(a)(13) are satisfied.

Z. Cramdown Interest Rate; Fair and Equitable; No Unfair Discrimination — 11 U.S.C. § 1129(b)(2)(A). Pursuant to the Class 2 Settlement, the Debtors and the Senior Secured Agent (with the consent of the Required Lenders) have agreed to the interest rate and other treatment terms that satisfy the cramdown requirements of 11 U.S.C. § 1129(b)(2)(A), and that interest rate is set forth in the revised Amendment No. 1. Accordingly, the requirements of 11 U.S.C. § 1129(b)(2)(A) are satisfied. Therefore, the Plan does not discriminate unfairly and is fair and equitable with respect to Class 2 as required by 11 U.S.C. § 1129(b)(1), and thus can be confirmed notwithstanding the rejection of the Plan by Class 2.

AA. Valuation; Fair and Equitable; No Unfair Discrimination — 11 U.S.C. § 1129(b)(2)(B). The Court has heard the expert testimony offered by Perella Weinberg Partners LP on behalf of the Debtors, Lazard Freres & Co. LLC on behalf of Harbinger, and Allen & Company LLC on behalf of the Equity Committee. The Court finds the expert testimony offered by Lazard Freres & Co. LLC to be the most credible as to the valuation of the Debtors. Based upon such expert testimony, together with the expert testimony provided by Perella Weinberg Partners LP and other testimony received, the Court finds that total claims against the Debtors are approximately $2.7 billion, including postpetition interest on the Noteholder Claims, which would be payable before any distribution could be made to junior Classes. The enterprise value of the Debtors is approximately $2.3 billion to $2.5 billion. Class 7 Noteholders, with Claims, including postpetition interest, estimated to be in the amount of $1,133,507,174 as of July 15, 2009, will receive New Notes in the aggregate face amount of

$218,076,405 and New Common Stock for the balance of their Claims. The New Common Stock attributable to the Noteholder Claims is estimated to have an aggregate value in the range of approximately $453 million to $615 million, against the remaining balance of $915,430,769. Based on these numbers, the aggregate percentage recovery for the Noteholder Claims, considering both the New Notes and the New Common Stock, is estimated to be in the range of approximately 60% to 75%. Because the Noteholder Claims will not be paid in full under the Plan, no distribution of property of the Debtors can be made to any junior Class of Claims or Interests. Classes 8 and 9 are junior impaired classes of Claims and Interests that are receiving no distribution under the Plan and are deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g). The Plan does not discriminate unfairly and is fair and equitable with respect to Classes 8 and 9 as required by 11 U.S.C. § 1129(b)(1). Because there is insufficient value in the Debtors’ assets to produce payment in full to Class 7, which has prior rights to Classes 8 and 9, the Plan may be confirmed notwithstanding the Debtors’ failure to satisfy 11 U.S.C. § 1129(a)(8) as to such Classes. Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of all classes of Claims and Interests, including, but not limited to, Classes 8 and 9.

BB. Only One Plan — 11 U.S.C. § 1129(c). Other than the Plan (including previous versions thereof), no other plan has been filed in the chapter 11 cases. Accordingly, the requirements of 11 U.S.C. § 1129(c) have been satisfied.

CC. Principal Purpose — 11 U.S.C. § 1129(d). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of Section 5 of the Securities Act of 1933, and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan therefore satisfies the requirements of 11 U.S.C. § 1129(d).

DD. No Objection to Disposition of Contracts and Leases. No party to an executory contract or unexpired lease to be assumed by the Debtors pursuant to Sections 6.1, 6.4(a) and 6.5 of the Plan or rejected by the Debtors pursuant to Section 6.4(c) of the Plan has objected to the assumption or rejection thereof. The issues raised by iStar CTL-Corporate Drive – Dixon LLC have been resolved by the provisions of this Confirmation Order.

EE. No Liquidation. Because the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors’ estates and the Reorganized Debtors will engage in businesses following consummation of the Plan, 11 U.S.C. § 1141(d)(3) is not applicable.

FF. Plan Modifications. The modifications to the Plan set forth in the First Modification and the Second Modification do not materially or adversely affect or change the treatment of any holder of a Claim. Accordingly, pursuant to Fed. R. Bankr. P. 3019, such modifications do not require additional disclosure under 11 U.S.C. § 1125 or resolicitation of acceptances or rejections under 11 U.S.C. § 1126, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these chapter 11 cases.

GG. Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of 11 U.S.C. §§ 1129(a) and (b) by a preponderance of the evidence.

HH. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in 11 U.S.C. § 1129.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Objections. All objections to confirmation of the Plan that have not been withdrawn, resolved, waived or settled are overruled on the merits.

2. Confirmation of Plan. The Plan is approved and confirmed under 11 U.S.C. § 1129, as stated on the record on June 25, 2009, at the conclusion of the Confirmation Hearing.

3. Approval of Plan Modifications. The modifications set forth in the First Modification and the Second Modification, including the provisions of the revised Amendment No. 1, are approved. In accordance with 11 U.S.C. § 1127 and Fed. R. Bankr. P. 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the First Modification and the Second Modification, including the provisions of the revised Amendment No. 1. No holder of a Claim shall be permitted to change its vote as a consequence of the First Modification, the Second Modification or the provisions of the revised Amendment No. 1. The Plan as modified by the First Modification and the Second Modification shall constitute the Plan and all references herein to the Plan shall mean the Plan as so modified.

4. Incorporation of Terms and Provisions of Plan. The terms and provisions of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. Each term and provision of the Plan is valid, binding and enforceable as though fully set forth herein. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent. The failure specifically to include or reference any particular term or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such term and provision, it being the intent of the Court that the Plan be confirmed in its entirety.

5. Binding Effect. Effective on the Effective Date or effective as of the Confirmation Date or any other date if so provided in the Plan, and except as expressly provided otherwise in this Confirmation Order, the Plan and its provisions shall be binding upon the Debtors, the Reorganized Debtors, any party in interest, any entity acquiring or receiving property or a distribution under the Plan and any holder of a Claim against or Interest in the Debtors, including all governmental entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan. Pursuant to 11 U.S.C. §§ 1123(a) and 1142(a) and the provisions of this Confirmation Order, the Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

6. Implementing Provision for Priority Tax Claims. In the event a Priority Tax Claim is treated pursuant to 11 U.S.C. § 1129(a)(9)(C), interest shall be paid at the rate as of the Effective Date determined under 26 U.S.C. § 6622. In the event of a default on the payment of a Priority Tax Claim under the Plan, the governmental unit to which the payment is owed may pursue all administrative and judicial remedies under applicable law to collect the unpaid Priority Tax Claim.

7. Cramdown Treatment for Class 2 Term Facility Claims. Class 2, containing the Term Facility Claims, shall be treated as impaired pursuant to the Class 2 Settlement and, thus, the Term Facility Claims shall be treated in accordance with the provisions of Section 3.2(b)(ii) of the Plan and the terms of the revised Amendment No. 1. The revised Amendment No. 1 is approved and shall be binding on the Senior Secured Agent, all other agents and issuers, and all Term Lenders (including all successors and assigns of the Senior Secured Agent, the other agents and issuers, and the Term Lenders) whether or not the revised Amendment No. 1 is executed by any or all such parties. The Reorganized Debtors are authorized to execute, deliver and perform their obligations under the revised Amendment No. 1, the Credit Agreement dated as of March 30, 2007, among, among others, Spectrum as the Borrower, the Subsidiary Debtors as Guarantors, Bank of New York Mellon (successor to Goldman Sachs Credit Partners L.P.), as the Administrative Agent and the Lenders party thereto, as amended by the revised Amendment No. 1 and the other Term Facility Loan Documents (collectively, the “Amended Term Loan Documents”). The Amended Term Loan Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, as applicable, enforceable in accordance with their terms.

8. Application of Absolute Priority Rule. No Class of Claims or Interests junior to the Noteholders Claims may receive or retain any property under the Plan. Therefore, the discharge without payment of the Class 8 Subordinated Claims and the cancellation of the Class 9 Spectrum Interests pursuant to the Plan is approved.

9. Determination of Discharge. Pursuant to Section 10.9(b) of the Plan, as of the Effective Date, except as provided in the Plan or this Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or this Order, this Order is a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Spectrum Interests, pursuant to 11 U.S.C. §§ 524 and 1141, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

10. Cancellation of Old Securities. Pursuant to Section 5.4 of the Plan, except as provided in the Plan or in this Order, on the Effective Date any and all obligations with respect to the Old Securities (including, without limitation, the Spectrum Interests, the Spectrum Notes, and any other note, bond, or indenture evidencing or creating any public indebtedness or obligation of any Debtor), shall be deemed extinguished, cancelled and of no further force or effect.

11. Approval of Plan Releases and Exculpation; Injunction. The releases by each of the Debtors provided in Section 10.8 of the Plan and the exculpations provided for in Section 10.11 of the Plan are approved in favor of each of the other Debtors, each of the Reorganized Debtors, their respective subsidiaries, the Debtors’ Professionals, the Negotiating Noteholders, any Noteholder solely in its capacity as a Noteholder that voted to accept the Plan, the DIP Agent, the DIP Facility Lenders, the Supplemental DIP Facility Participants, the Indenture Trustee, the Equity Committee, the Senior Secured Agent and any other past or present agent or issuer under the Term Facility Loan Documents solely in their respective capacities as such agents or issuers, the Term Lenders solely in their respective capacities as such lenders, and each of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns (the “Released/Exculpated Parties”). As of the Effective Date, (a) the Reorganized Debtors and any Persons seeking to exercise the rights of the Debtors’ estates (including, without limitation, any estate representative appointed pursuant to 11 U.S.C. § 1123(b)(3)(B)) as to the Released/Exculpated Parties released pursuant to Section 10.8 and (b) all parties in interest as to the Released/Exculpated Parties exculpated in Section 10.11, are permanently enjoined from taking any of the following actions on account of claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities or terminated interests or rights against any such Released/Exculpated Parties: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff against any debt, liability, or obligation due to any of such Released/Exculpated Parties; or (v) commencing or continuing any action, in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

12. Approval of Exit Financing Under Plan. The Exit Facility is approved, the Debtors’ execution and delivery of the Exit Financing Commitment is ratified, and the Debtors or Reorganized Debtors, as applicable, are authorized and directed to pay the fees and costs required thereunder and to perform their obligations thereunder (including under the supplemental loan of the Supplemental DIP Facility Participants that will be rolled from the DIP Facility to the Exit Facility). The Debtors or Reorganized Debtors, as applicable, are authorized to execute, deliver and perform their obligations under the revolving credit agreement, mortgages, security agreements and other documents (collectively, the “Exit Financing Documents”) with terms and provisions substantially consistent with those contained in the Exit Financing Commitment, with such changes as may be agreed between the Debtors, the Negotiating Noteholders, and the Exit Lender, as necessary or appropriate to effect the Exit Facility in accordance with the Plan. The Exit Financing Documents shall constitute legal, valid, binding and authorized obligations of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms, and shall create the security interests, liens and mortgages purported to be created thereby. The Exit Lender is authorized to file or record at any time and from time to time such financing statements or other security documents naming the Exit Lender, as secured party, and each Loan Party, as debtor, as the Exit Lender may require, together with any amendments or continuations with respect thereto.

13. DIP Facility. Notwithstanding anything to the contrary contained in this Order or the Plan, (a) the liens and security interests securing the Obligations (as defined in the orders of this Court approving the DIP Facility, collectively, the “Financing Order”) owing to the DIP Facility Agent and the DIP Facility Lenders (including the Supplemental DIP Facility Participants) shall remain in full force and effect until all of the Obligations owing to the DIP Facility Agent and the DIP Facility Lenders (including the Supplemental DIP Facility Participants) are paid in full in cash in accordance with the terms and conditions of the DIP Facility and the Financing Order, (b) the claims, liens, interests, rights, priorities, protections and remedies of the DIP Facility Agent and DIP Facility Lenders (including the Supplemental DIP Facility Participants) arising under or in connection with the DIP Facility and the Financing Order shall extend and continue in full force and effect during the period commencing on the date of this Order through the Effective Date (the “Post Confirmation Period”), (c) any loans, advances, letter of credit accommodations or other financial or credit accommodations made or provided by the DIP Facility Agent and the DIP Facility Lenders (including the Supplemental DIP Facility Participants) to the Debtors at any time during the Post Confirmation Period shall be fully protected and entitled to all of the rights, claim priorities, liens, remedies and protections afforded under the DIP Facility and the

Financing Order, (d) upon the entry of this Order, the Debtors and each of the Professionals (as defined in the Financing Order) hereby release and discharge the DIP Facility Agent and each of the DIP Facility Lenders (including the Supplemental DIP Facility Participants) from any and all liability, responsibility, and/ or obligation to hold, reserve for, or otherwise fund or ensure the funding of the Professional Fee Carve-Out (as defined in the Financing Order) or any other Carve-Out Expenses (as defined in the Financing Order) and from any obligation, responsibility or liability whatsoever to Debtors, any of the Professionals, or any other third party to pay, fund or otherwise satisfy the fees and expenses of any of the Professionals, including without limitation any of the professionals scheduled on the Revised Budget (as defined in the Financing Order); provided, however, that nothing herein shall release or otherwise affect the obligations of the Supplemental DIP Facility Participants to provide a supplement loan under the rollover provisions of the DIP Facility.

14. Plan Implementation Authorization. The Debtors and the Reorganized Debtors, and their respective directors, officers, members, agents and attorneys, are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file or record any contract, instrument, release, lease, grant of security, indenture or other agreement or document, including, without limitation, the Plan Documents, the Exit Financing Documents, the releases referenced in the Financing Order, and all other documents referenced in the Plan, as the same may be modified, amended and supplemented (including such modifications to the draft form of the Plan Documents contained in the Plan Supplement as necessary to satisfy the conditions to the effectiveness of the Plan), and to take any action necessary or appropriate to implement, effectuate, consummate or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, including but not limited to any reincorporation, merger, consolidation, restructuring, disposition, liquidation, closure, dissolution, release, amendment or restatement of any bylaws, certificates of incorporation or other governing documents of the Debtors, whether or not specifically referred to in the

Plan or any exhibit thereto, without further order of the Court. Any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. For the avoidance of doubt, Spectrum is hereby authorized from and after the date hereof to take all steps necessary to reincorporate as of the Effective Date, by whatever means or transactions available under applicable law, as a corporation organized and existing under the laws of the State of Delaware.

15. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

16. Exemption from Certain Taxes. Pursuant to 11 U.S.C. § 1146(a), neither (a) the issuance, transfer or exchange of notes or equity securities under the Plan, (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest, (c) the making or assignment of any contract, lease or sublease, nor (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements, any agreements of consolidation, restructuring, disposition, liquidation, or dissolution, any deeds, any bills of sale, or any transfers of tangible or intangible property, shall be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment. State and local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. For the avoidance of doubt, the exemption hereunder specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan, including the Plan Documents, the Exit Financing Documents and all documents necessary to evidence and implement any of the transactions and actions described in the Plan or the Plan Supplement including, without limitation, those described in Sections 5.1, 5.2 and 5.9 of the Plan and the recordation of mortgages, deeds to secure debt, modifications to mortgages to secure debt and fixture filings.

17. Exemption from Securities Laws. The exemption from the requirements of Section 5 of the Securities Act of 1933, and any state or local law requiring registration for the offer, sale, issuance, exchange or transfer of a security provided for in the Plan in exchange for Claims against or Interests in the Debtors, or registration or licensing of an issuer of, underwriter of, or broker dealer in, such security is authorized by 11 U.S.C. § 1145. The offer and sale of the New Common Stock and the New Notes is exempt from registration under 11 U.S.C. § 1145 and such securities are freely tradable by the holders thereof except to the extent a holder is an “underwriter” as defined in 11 U.S.C. § 1145(b). The filing of a “shelf” registration statement pursuant to Section 5.5(h) of the Plan shall be subject to the provisions of the Registration Rights Agreement (New Common Stock) and the Registration Rights Agreement (New Notes) in their final forms as of the Effective Date.

18. Applicable Non-Bankruptcy Law. Pursuant to 11 U.S.C. §§ 1123(a) and 1142(a), the provisions of this Confirmation Order, the Plan, or any other amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

19. Appointment of Directors. The election and appointment of the following seven persons to the New Board to serve from and after the Effective Date as provided in the Plan, and in accordance with the terms of the New Spectrum Governing Documents, is approved: Norman S. Matthews, Kenneth C. Ambrecht, Hugh R. Rovit, Terry L. Polistina, Marc S. Kirschner, Eugene I. Davis and Kent J. Hussey. Any vacancy existing as of the Effective Date shall be filled in accordance with the terms of the New Spectrum Governing Documents.

20. Approval of Assumption or Rejection of Contracts and Leases. Unless otherwise provided in an order of or in proceedings before the Court specifically dealing with (a) a contract or lease that is subject to assumption pursuant to Section 6.1, 6.4(a) or 6.5 of the Plan, the assumption of such contract or lease is hereby approved as of the Effective Date as proposed in such Section 6.1, 6.4(a) or 6.5; and (b) a contract that is subject to rejection pursuant to Section 6.4(c), the rejection of such contract is hereby approved as of the Effective Date as proposed in such Section 6.4(c).

21. Lease of iStar CTL-Corporate Drive – Dixon LLC. The real property lease of iStar CTL-Corporate Drive – Dixon LLC, related to the premises located at the Lee County Business Park in Lee County, Illinois, is assumed as of the Effective Date pursuant to Section 6.1 of the Plan. Upon such assumption, the Debtors agree that they shall not rely on any provisions of the Plan (including Section 6.2) to later seek to reject such lease.

22. Rejection Damages Bar Date. If the rejection pursuant to Section 6.4(c) results in a Rejection Damages Claim, then such Rejection Damages Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Reorganized Debtors and the respective counsel of each of the Negotiating Noteholders no later than thirty (30) days after entry of this Order.

23. Protection from Chapter 11 Events. No holder of a Claim that is Reinstated under the Plan may take any action under the documents governing such Claim on account of or arising from the occurrence of any or all of the following: (a) the commencement of the Debtors’ chapter 11 cases, (b) the prosecution of the Debtors’ chapter 11 cases, including any actions taken by the Debtors pursuant to orders entered by this Court during the pendency of the cases, (c) the filing, prosecution or confirmation of the Plan, (d) the consummation of the Plan, or (e) the transactions contemplated by or resulting from the Plan, any of the Plan Documents, or any other documents contemplated by the Plan, including without limitation the issuance of the New Common Stock and New Notes and the appointment of the New Board (items (a) through (e) collectively, the “Chapter 11 Events”). Any clause or provision of any agreement between any of the Debtors and any other party (including any holder of a Claim that is Reinstated under the Plan) that purports to modify the rights of such other party based on any or all of the Chapter 11 Events shall be ineffective pursuant to 11 U.S.C. § 365(e)(1). For the avoidance of doubt, the transactions contemplated under the Plan shall be deemed not to constitute a change of control for purposes of any of the contracts, agreements, policies, programs, and plans honored either pursuant to the Plan or in the ordinary course of business by the Reorganized Debtors on or after the Effective Date.

24. Transfers by Debtors; Vesting of Assets. All transfers of property of the Debtors’ estates, including the distribution of the New Common Stock and the New Notes, shall be free and clear of all Liens, charges, Claims, Interests, and other encumbrances, except as expressly provided in the Plan. Pursuant to 11 U.S.C. §§ 1141(b) and (c), all property of each of the Debtors (excluding property that has been abandoned pursuant to the Plan or an order of the Bankruptcy Court) shall vest in each respective Reorganized Debtor or its successors or assigns, as the case may be, free and clear of all Liens, charges, Claims, Interests, and other encumbrances, except as expressly provided in the Plan. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

25. Distribution Record Date. To facilitate the distribution process, when making any Cash payments under the Plan on the Effective Date or other required Distribution Date, the Debtors shall not be required to recognize, and may disregard without liability, any transfer of Claim that is not filed of record on the Court’s docket within ten (10) Business Days after the Confirmation Date. With respect to any transfer of Claim not so timely filed, the Debtors are authorized to recognize and deal for all purposes under the Plan only with the original holder of the Claim.

26. Reservation of Rights Under Police and Regulatory Laws. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the releases, discharges, settlements, satisfactions, injunctions, and preclusions set forth in this Confirmation Order or the Plan shall not impair the rights, claims or causes of action of governmental units against the Debtors under police and regulatory laws and regulations promulgated thereunder, and such rights, claims and causes of action shall not be discharged or otherwise adversely affected by the Plan, shall survive the chapter 11 cases as if they had not been commenced, and may be determined or adjudicated before the respective administrative agency having jurisdiction or court of competent jurisdiction.

27. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, contracts, instruments or other documents executed or entered into in connection with the Plan (except that any agreement, contract, instrument or other document, including the Exit Facility, that contains its own choice of law provision shall be governed by such of choice of law provision), and any corporate governance matters (except that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in Texas shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable).

28. Effect of Conflict Between Plan and Confirmation Order. If there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

29. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of the Court or any other court, in the absence of a stay of the Confirmation Order, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Debtors’ receipt of written notice of entry of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, in the absence of a stay of the Confirmation Order, any such act or obligation incurred or undertaken in good faith pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

30. Authorization to Consummate Plan. Notwithstanding Fed. R. Bankr. P. 3020(e), this Confirmation Order shall take effect immediately at 12:01 am Central time on July 18, 2009 unless the Equity Committee has filed a notice of appeal on or before July 17, 2009. If the Equity Committee files a notice of appeal on or before July 17, 2009, this Confirmation Order shall be stayed until the expiration of ten (10) days after the entry of this Confirmation Order, subject to the entry of an order further staying this Confirmation Order. In the absence of an order further staying this Confirmation Order, upon the expiration of ten (10) days after the entry of this Confirmation Order, this Confirmation Order shall not be stayed and may be fully implemented by the Debtors.

31. Notice of Entry of Confirmation Order. No later than ten (10) Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of the entry of this Confirmation Order pursuant to Fed. R. Bankr. P. 2002(f)(7), 2002(k) and 3020(c) on all holders of Claims and Interests, the U.S. Trustee, and the parties named on the Limited Service List maintained in these cases, by causing notice substantially in the form attached hereto as Exhibit A to be delivered to such parties by first-class mail, postage prepaid.

32. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Reorganized Debtors shall file notice of the Effective Date with the Bankruptcy Court and serve a copy of such notice on the parties named on the Limited Service List maintained in these cases.

33. Payment of Statutory Fees. The Debtors shall pay a sum certain determined by the U.S. Trustee to the U.S. Trustee for fees due pursuant to 28 U.S.C. § 1930(a)(6), within the later of ten (10) Business Days of the entry of this Order or ten (10) Business Days of the Debtors’ receipt of a notice of such sum certain from the U.S. Trustee.

34. Standing of Equity Committee. Notwithstanding the dissolution of the Equity Committee under Section 10.3 of the Plan, which dissolution shall be effective as of the Confirmation Date as provided therein, the Equity Committee shall retain standing and continuity only to pursue an appeal of this Confirmation Order.

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Submitted by:

William B. Kingman (Texas Bar No. 11476200)

LAW OFFICES OF WILLIAM B. KINGMAN, P.C.

4040 Broadway, Suite 450

San Antonio, Texas 78209

Telephone: 210-829-1199

Email: bkingman@kingmanlaw.com

Harry A. Perrin (Texas Bar No. 15796800)

D. Bobbitt Noel, Jr. (Texas Bar No. 15056500)

VINSON & ELKINS LLP

First City Tower, 1001 Fannin Street, Suite 2500

Houston, Texas 77002

Telephone: 713-758-2222; Fax: 713-615-5016

Email: hperrin@velaw.com, bnoel@velaw.com

Mark A. McDermott

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Four Times Square

New York, New York 10036-6522

Telephone: 212-735-3000; Fax: 212-735-2000

Email: mark.mcdermott@skadden.com

D. J. Baker (Texas Bar No. 01566500)

LATHAM & WATKINS LLP

885 Third Avenue

New York, New York 10022-4834

Telephone: 212-906-1200; Fax: 212-751-4864

Email: dj.baker@lw.com

Counsel for Debtors and Debtors in Possession

EXHIBIT A

NOTICE OF ENTRY OF CONFIRMATION ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

................................................................................................
In re: SPECTRUM JUNGLE LABS CORPORATION, et al., Debtors.	) ) ) ) ) )	Case No. 09-50455 (RBK) Chapter 11 Jointly Administered
................................................................................................

NOTICE OF (A) ENTRY OF ORDER CONFIRMING JOINT PLAN OF

REORGANIZATION OF SPECTRUM JUNGLE LABS CORPORATION, ET AL.,

DEBTORS, AND (B) BAR DATES FOR FILING PROFESSIONAL FEE/SUBSTANTIAL

CONTRIBUTION CLAIMS AND REJECTION DAMAGES CLAIMS

Name of Debtor	Other Names Used (Last 8 Years)	Address	Tax I.D.	Case No.
Aquaria, Inc.	AQ Holdings, Inc.	6144 Condor Drive Moorpark, CA 93021	95-2556867	09-50468

Aquarium Systems, Inc.	JungleTalk International, Inc.	8141 Tyler Blvd. Mentor, OH 44060	34-1820457	09-50470

DB Online, LLC	N/A	500 Ala Moana Boulevard Suite 7 – 527 Honolulu, HI 96813	20-0895221	09-50467

Perfecto Manufacturing, Inc.	Perfecto Acquisition Corp.; Perfecto Holding Corp.	20975 Creek Road Noblesville, IN 46060	59-3380419	09-50469

ROV Holding, Inc.	N/A	c/o 1105 N. Market St. Suite 1300 Wilmington, DE 19899	22-2423555	09-50457

ROVCAL, Inc.	N/A	811 N. Kelsey Street Visalia, CA 93291	52-2068284	09-50454

Schultz Company	Ground Zero, Inc.; Chemical Dynamics, Inc.	13260 Corporate Exchange Dr. St. Louis, MO 63044	43-0625762	09-50463

Southern California Foam, Inc.	Lazy Pet Products, Inc.	18-A Journey Suite 130 Aliso Viejo, CA 92656	95-4236597	09-50471

Spectrum Brands, Inc.	Rayovac Corporation; Remington Products Company, L.L.C.	Six Concourse Parkway Suite 3300 Atlanta, GA 30328	22-2423556	09-50456

Spectrum Jungle Labs Corporation	Jungle Laboratories Corporation	120 Industrial Drive Cibolo, TX 78108	26-4038384	09-50455

Spectrum Neptune US Holdco Corporation	Nu-Gro US Holdco Corporation	Six Concourse Parkway Suite 3300 Atlanta, GA 30328	20-0971051	09-50464

Tetra Holding (US), Inc.	Willinger Bros., Inc.	3001 Commerce St. Blacksburg, VA 24060	42-1560545	09-50459

United Industries Corporation	Lindbergh Corporation; Sylorr Plant Corp.; WPC Brands, Inc.; Chemsico; Spectrum; Realex; Alljack; Celex; Spectrum Group; UIC Holdings, L.L.C.; The Wonder Company; The Wonder Property Company; Southern Wonder Company; Southern Wonder Property Company	13260 Corporate Exchange Dr. St. Louis, MO 63044	43-1025604	09-50461

United Pet Group, Inc.	Pets ‘N People, Inc.; Mother’s Little Miracle, Inc.; Firstrax; Firstrax, Inc.; Firstrax Pet Products Inc.; TAP, LLC; Eight in One Pet Products; Jungle Laboratories Corporation; Lazy Pet Products	7794 Five Mile Road Suite 190 Cincinnati, OH 45230	11-2392851	09-50466

TO: ALL PARTIES IN INTEREST

PLEASE TAKE NOTICE THAT:

1. On             , 2009, the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) entered its Order Confirming Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors (the “Confirmation Order”). Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings ascribed to such terms in the Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors, dated April 28, 2009 (the “Plan”).

2. Copies of the Confirmation Order and the Plan may be obtained by accessing http://loganandco.com.

3. The Plan will become effective in accordance with its terms on the date on which all conditions to the effective date of the Plan as set forth in Section 8.2 of the Plan have been satisfied or waived as provided in Section 8.3 of the Plan (the “Effective Date”). The Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court, mail a copy thereof to all parties on the Limited Service List maintained in these cases, and post a copy at http://loganandco.com.

4. In accordance with Section 10.1 of the Plan, all final requests for payment of Professional Fee Claims pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code and Substantial Contribution Claims under Section 503(b)(3), (4), or (5) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Reorganized Debtors, the undersigned counsel for the Reorganized Debtors, and any other necessary parties-in-interest no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Holders of Professional Fee Claims or Substantial Contribution Claims who fail to timely file and serve a final request for payment shall be forever barred from seeking payment of any such Professional Fee Claims or Substantial Contribution Claims from the Estates, the Debtors or the Reorganized Debtors. Objections to such requests for payment must be filed with the Bankruptcy Court and served on the requesting Professional or other entity seeking payment, the Reorganized Debtors and the undersigned counsel for the Reorganized Debtors no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for payment was served.

5. In accordance with Section 10.2 of the Plan, within ten (10) days of the Effective Date, to the extent that (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Oppenheimer, Blend, Harrison &Tate, Inc., counsel to Harbinger; (ii) Bracewell & Giuliani LLP, counsel to D. E. Shaw; (iii) Akin Gump Strauss Hauer & Feld LLP, counsel to Avenue; and (iv) Lazard Freres & Co., financial advisor to Harbinger (collectively, the “Negotiating Noteholders’ Advisors”) have not been compensated pursuant to the terms of the final postpetition financing order dated March 5, 2009 and the Restructuring Support Agreement, each of such Negotiating Noteholders’ Advisors shall submit a final bill for fees and expenses (in its role as counsel to both a Supplemental DIP Facility Participant and a Negotiating Noteholder) incurred through the Effective Date to the Limited Service List. Parties on the Limited Service List may file an objection with the Bankruptcy Court challenging the reasonableness of all or a portion of the fees and expenses set forth in such final bills within ten (10) days of their submission.

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6. In accordance with Section 6.7(b) of the Plan, if the rejection by a Debtor of a contract or lease pursuant to any provision of the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the Bankruptcy Court and served upon the undersigned counsel for the Reorganized Debtors within thirty (30) days after the entry of the Confirmation Order. If a contract or lease is rejected by separate order of the Bankruptcy Court, the deadline for filing a Proof of Claim for any Claim resulting therefrom shall be set forth in such separate order.

7. When making any Cash payments under the Plan on the Effective Date or other required Distribution Date, the Debtors are not be required to recognize, and may disregard without liability, any transfer of Claim that is not filed of record on the Court’s docket within ten (10) Business Days after the Confirmation Date. With respect to any transfer of Claim not so timely filed, the Debtors are authorized to recognize and deal for all purposes under the Plan only with the original holder of the Claim.

Dated:             , 2009

William B. Kingman (Texas Bar No. 11476200)

LAW OFFICES OF WILLIAM B. KINGMAN, P.C.

4040 Broadway, Suite 450

San Antonio, Texas 78209

Telephone: 210-829-1199

Email: bkingman@kingmanlaw.com

Harry A. Perrin (Texas Bar No. 15796800)

VINSON & ELKINS LLP

First City Tower, 1001 Fannin Street, Suite 2500

Houston, Texas 77002

Telephone: 713-758-2222; Fax: 713-615-5016

Email: hperrin@velaw.com

Mark A. McDermott

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Four Times Square

New York, New York 10036-6522

Telephone: 212-735-3000; Fax: 212-735-2000

Email: mark.mcdermott@skadden.com

D. J. Baker (Texas Bar No. 01566500)

LATHAM & WATKINS LLP

885 Third Avenue

New York, New York 10022-4834

Telephone: 212-906-1200; Fax: 212-751-4864

Email: dj.baker@lw.com

Counsel for Debtors and Debtors in Possession

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